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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): January 19, 2001


                                  TANOX, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                    000-30231                76-0196733
(State or other jurisdiction    (Commission File No.)      (I.R.S. Employer
    of incorporation)                                     Identification No.)


10301 STELLA LINK, SUITE 110, HOUSTON, TEXAS                  77025-5497
  (Address of principal executive offices)                    (Zip code)


Registrant's telephone number, including area code: 713-578-4000

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Genentech, Inc. made the following statements, among others, with respect to Xolair(R) (or E25) in its webcast conference call held on January 18, 2001, to discuss its fourth quarter results. Genentech feels that it remains on track for a summer FDA approval and launch. Genentech is focused on ensuring that it supplies the FDA with thorough and complete information on the non-clinical studies of Xolair, as well as an update of the new platelet monitoring information from its ALTO study (a 24-week safety study in patients with difficult to treat asthma) so as to assure the best possible product labeling. Genentech anticipates supplying the full set of information to the FDA in late March. Genentech noted that it was possible that the time needed for it to supply the information to the FDA and discuss the labeling for Xolair could push the launch into the fall of 2001. However, Genentech said it has received no feedback from FDA to suggest there will be any delay.



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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2001                    TANOX, INC.


                                          By:      /s/ Michael A. Kelly
                                              ----------------------------------
                                                       Michael A. Kelly
                                              Vice President of Finance and CFO